Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS
OF
PENN NATIONAL GAMING, INC.
(a Pennsylvania corporation)

Effective as of May 26, 2004

ARTICLE I

Offices

Section 1.01.                         Registered Office.  The registered office of the corporation in the Commonwealth of Pennsylvania shall be at Wyomissing Professional Center, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, until otherwise established by an amendment to the Articles of Incorporation (as amended, the “Articles”) or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

Section 1.02.                         Other Offices.  The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

Notice – Waivers – Meetings Generally

Section 2.01.                         Manner of Giving Notice.

(a)                                  General Rule.  Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “Business Corporation Law”) or by the Articles or these Bylaws, it may be given to the person: (i) by personal delivery, (ii) by facsimile number, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice, or (iii) by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, to the address (or to the telex or TWX number) of the person appearing on the books of the corporation or, in the case of notice to be given to a director, to the address (or to the telex or TWX number) supplied by the director to the corporation for the purpose of notice.  If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.  Notice given by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent.  A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these Bylaws.

(b)                                 Adjourned Shareholder Meetings.  When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting, in which event the notice shall be given in accordance with this section.

Section 2.02.                         Notice of Meetings of Board of Directors.  Notice of a regular meeting of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director personally, by telephone, telex, TWX, facsimile, e-mail or other electronic communication, or in writing at least 24 hours (in the case of notice by telephone, telex, TWX, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.  Every such notice shall state the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of a meeting.

Section 2.03.                         Notice of Meetings of Shareholders.

(a)                                  General Rule.  Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) at least (i) ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law or (ii) five days prior to the day named for the meeting in any other case.  If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.  In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)                                 Notice of Action by Shareholders on Bylaws.  In the case of a meeting of shareholders that has as one of its purposes action on these Bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws.  There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

Section 2.04.                         Waiver of Notice.

(a)                                  Written Waiver.  Whenever any written notice is required to be given under the provisions of the Business Corporation Law, the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.  Except as provided in the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meetings.  In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted at the meeting.

(b)                                 Waiver by Attendance.  Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05.                         Modification of Proposal Contained in Notice.  Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation, the Articles or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06.                         Exception to requirement of Notice.

(a)                                  General Rule.  Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)                                 Shareholders Without Forwarding Addresses.  Notice or other communications need not be sent  to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current mail or e-mail address or facsimile, telex or TWX number.  Whenever the shareholder provides the corporation with a current mail or e-mail address or facsimile, telex or TWX number, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 2.07.                         Use of Conference Telephone and Similar Equipment.

(a)                                  Any director may participate in meetings of the board of directors by conference telephone, similar communications equipment or other electronic communications technology in a fashion pursuant to which the directors have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the directors and pose questions to the participants in the meeting.  Directors so participating will be deemed present at the meeting.

(b)                                 Shareholders may participate in any shareholders’ meeting by conference telephone, similar communications equipment or other electronic means, including, without limitation, the Internet.  Shareholders so participating will be deemed present at the meeting.

ARTICLE III

Shareholders

Section 3.01.                         Place of Meeting.  All meetings of the shareholders of the corporation shall be held at the registered office of the corporation, such other place within or without the Commonwealth of Pennsylvania as may be designated by the board of directors in the notice of a meeting, or by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors of the corporation.

Section 3.02.                         Annual Meeting.

(a)                                  The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the fourth Thursday in May in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at an appropriate time and place designated by the board of directors, and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting as set forth in Section 3.02(b) below.  If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

(b)                                 No business may be transacted at an annual meeting of the shareholders, other than business that is either:

(1)                                  specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof);

(2)                                  otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or

(3)                                  otherwise properly brought before the annual meeting by any shareholder of the corporation who (A) is a shareholder of record on the date of the giving of the notice of such meeting and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) complies with the notice procedures set forth in Sections 3.02(c) and 3.02(d) below.

(c)                                  In addition to any other applicable requirements, for a matter to be properly brought before an annual meeting by a shareholder, (i) such matter must be a proper matter for shareholder action under the Business Corporation Law and (ii) such shareholder must have owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such proposal and have given timely notice thereof in proper written form (as set forth in Section 3.02(d) below) to the secretary of the corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 60 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d)                                 To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the matter desired to be brought before the annual meeting and the reasons for considering such matter at the annual meeting, (ii) the name and record address of such shareholder, (iii) a representation as to the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such matter by such shareholder and any material interest of such shareholder in such matter and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such matter before the meeting.  In addition, notwithstanding anything in this Section 3.02(d) to the contrary, a shareholder intending to recommend one or more persons for election as a director at an annual or special meeting must comply with the provisions of Section 4.02 of these Bylaws.

(e)                                  No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.02; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.02 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(f)                                    Nothing in this Section 3.02 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 3.03.                         Special Meetings.  Special meetings of the shareholders may be called at any time by the chairman of the board of directors or by any four or more directors.  The shareholders of the corporation shall be entitled to call a special meeting of shareholders only to the extent, if any, expressly provided in the Business Corporation Law.

Section 3.04.                         Quorum and Adjournment.

(a)                                  General Rule.  A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present.  The presence, in person, by proxy or by means of electronic technology, including, without limitation, the Internet, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)                                 Withdrawal of a Quorum.  The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)                                  Adjournments Generally.  Any regular or special meeting of the shareholders, including one at which directors are to be elected, which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as a majority of the shareholders present and entitled to vote shall direct.

(d)                                 Electing Directors at Adjourned Meeting.  Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute quorum for the purpose of electing directors.

(e)                                  Other Action in Absence of Quorum.  Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 3.05.                         Action by Shareholders.

(a)                                  Except as otherwise provided in the Business Corporation, the Articles or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon. Except when acting by consent, as permitted by the Articles and Section 3.05(b), the shareholders of the corporation may act only at a duly organized meeting.

(b)                                 Any action required or permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting upon the unanimous consent of shareholders who would have been entitled to vote at a meeting.

Section 3.06.                         Organization.  At every meeting of the shareholders, the chairman of the board of directors, or, in the case of vacancy in office or absence of the chairman of the board of directors, one of the following persons present in the order stated: the president or a person chosen by the board of directors shall act as the presiding officer.  The secretary or, in the absence of both the secretary and assistant secretaries, a person appointed by the presiding officer, shall act as secretary of the meeting.

Section 3.07.                         Voting Rights of Shareholders.  Except as otherwise provided in the Articles or by law, the holders of Common Stock shall have the exclusive voting power, and every holder of Common Stock shall be entitled to one vote for every share of Common Stock standing in the name of the shareholder on the books of the corporation.

Section 3.08.                         Voting and Other Action by Proxy.

(a)                                  General Rule.

(1)                                  Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

(2)                                  The presence of, or vote or other action at a meeting of shareholders by a proxy of a shareholder shall constitute the presence of, or vote or action by the shareholder.

(3)                                  Where a shareholder has named two or more proxies and such proxies are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)                                 Minimum Requirements.  Every proxy shall be executed or authenticated by a shareholder in writing or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the corporation or his or her designated agent.

A shareholder or his or her duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him or her by proxy.  A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact may be treated as properly executed or authenticated for purposes of this subsection and shall be so treated if it sets forth or utilizes a confidential and unique identification number of other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission.  An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death of incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.

(c)                                  Expenses.  The corporation shall pay the reasonable expenses of solicitation of votes or proxies of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.09.                         Voting by Fiduciaries and Pledgees.  Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver.  A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10.                         Voting by Joint Holders of Shares.

(a)                                  General Rule.  Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)                                  if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)                                  if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)                                 Exception.  If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.11.                         Voting by Entities.

(a)                                  Voting by Shareholders that are Entities.  Any corporation, limited liability company, partnership or other entity that is a shareholder of this corporation may vote at meetings of shareholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the governing body of the entity in question or by a provision of its articles, bylaws, operating agreement, partnership agreement or other governing documents, as applicable, a copy of which resolution or provision certified to be correct by one of its officers or agents has been filed with the secretary of this corporation, is appointed its general or special proxy in which case the person so appointed shall be entitled to vote the shares.

(b)                                 Controlled Shares.  Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.12.                         Determination of Shareholders of Record.

(a)                                  Fixing Record Date.  The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting.  Except in the case of an adjourned meeting, the record date shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at any such meeting notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection.  The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)                                 Determination When a Record Date is Not Fixed.  If a record date is not fixed:

(1)                                  the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and

(2)                                  the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)                                  Certification by Nominee.  The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 3.13.                         Voting Lists.

(a)                                  General Rule.  The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of every meeting and shall be subject to the inspection of any shareholder during the whole time of a meeting for the purposes thereof except that, if the corporation has 5,000 or more shareholders, in lieu of the making of the list the corporation may make the information therein available at a meeting by any other means.

(b)                                 Effect of List.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.  The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.14.                         Presiding Officer.  There shall be a presiding officer at every meeting of the shareholders.  Unless the Board of Directors designates otherwise, the presiding officer shall be the chairman of the board of directors.  The presiding officer shall have the authority to determine the order of business and to establish rules for the conduct of each shareholders’ meeting; provided that the presiding officer shall be fair to the shareholders in adopting such rules for and in conducting the meeting.  The presiding officer shall announce at the meeting when the polls close for each matter voted upon.  If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting.  After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

Section 3.15.                         Judges of Election.

(a)                                  Appointment.  In advance of any meeting of shareholders of the corporation, the board of directors may appoint one or more judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof.  If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.  The number of judges shall be one or three.  A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b)                                 Vacancies.  In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c)                                  Duties.  The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)                                 Report.  On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.16.                         Minors as Security Holders.  The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

Section 3.17.                         Proposal of Amendments to the Articles.  The shareholders of the corporation shall be entitled to propose an amendment to the Articles only to the extent, if any, expressly provided in the Articles.

ARTICLE IV

Board of Directors

Section 4.01.                         Powers; Personal Liability.

(a)                                  General Rule.  Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b)                                 Personal Liability of Directors.

(1)                                  A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless:

(i)                                     the director has breached or failed to perform the duties of his or her office under Subchapter B of Chapter 17 of the Business Corporation Law (or any successor provision(s)); and

(ii)                                  the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(2)                                  The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 4.02.                         Qualifications and Selection of Directors.

(a)                                  Qualifications.  Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

(b)                                 Director Nominees.  Each nominee for election to the board of directors must be recommended for the board of director’s selection by a nominating committee comprised solely of “independent directors” formed by the board of directors pursuant to Section 4.11 below (the “Nominating Committee”); provided, however, that independent director oversight of director nominations shall not apply in cases where the right to nominate a director legally belongs to a third party.  As used in this Section 4.02(b), the term “independent directors” has such meaning as shall be promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market (or such other securities exchange on which the capital stock of the corporation is listed).

(c)                                  Shareholder Recommendations.

(1)                                  The Nominating Committee will consider for recommendation to the board of directors for nomination for election to the board of directors nominees for director to be elected at an annual or special meeting of shareholders who are recommended for nomination by the shareholders in accordance with the provisions of this Section 4.02(c).  In addition to any other applicable requirements, for a recommendation made by a shareholder pursuant to this Section 4.02(c) to be considered by the Nominating Committee, such shareholder must  have owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such proposal and have given timely notice thereof in proper written form (as set forth in Section 4.02(c)(2) below) to the secretary of the corporation.  To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (A) in the case of an annual meeting, not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called or a date that is not within 60 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (B) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed.

(2)                                  To be in proper written form, a shareholder’s notice to the secretary must set forth (A) as to each person whom the shareholder recommends for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (B) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each recommended nominee and any other person or persons (including their names) pursuant to which the recommendations are to be made by such shareholder and (iv) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must also be accompanied by a written consent of each recommended nominee to: (A) provide (i) all information necessary to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the corporation is then subject and (ii) such additional information concerning the nominee as may be requested by the Nominating Committee and/or board of directors and (B) being named as a nominee and to serve as a director if nominated and if elected.

(d)                                 Election of Directors.  Except as otherwise provided in these Bylaws, directors of the corporation shall be elected by the shareholders.  In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins.  The shareholders of the corporation (except holders of Preferred Stock when the right to elect directors accrues to them) shall not have the right to cumulate their votes for the election of directors of the corporation.  The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.  If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

(e)                                  Director Emeritus.

(1)                                  The board of directors may appoint any former director of the corporation or of any predecessor corporation as a director emeritus to serve in an advisory capacity to the board for such period of time as the board wishes to avail itself of the services, knowledge and experience of such former director.

(2)                                  Such director emeritus may upon invitation by the board of directors attend meetings of the board of directors and its committees and, if requested by the board, may participate in the proceedings of the board of directors, but shall not vote on or give written consent to any matters before the board.

(3)                                  A director emeritus shall be compensated for such services as may be determined by the board of directors.

Section 4.03.                         Number and Term of Office.

(a)                                  Number.  The number of directors of the corporation constituting the whole board and the number of directors constituting each class of directors as provided by Section 4.03(d) shall be fixed solely by resolution of the board of directors.

(b)                                 Term of Office.  Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)                                  Resignation.  Any director may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

(d)                                 Classified Board of Directors.  The Board of Directors of this Corporation shall be divided into three classes and are hereby designated as Class I, Class II and Class III, respectively, the members of which are to be elected for staggered terms.  The term of office of at least one class shall expire in each year.  At each election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire.

Section 4.04.                         Vacancies.

(a)                                  General Rule.  Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)                                 Action by Resigned Directors.  When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05.                         Removal of Directors.

(a)                                  By Shareholders.  Any director or the entire board of directors may be removed by the shareholders without cause only by consent and not at a meeting.

(b)                                 Successor Directors.  In case a director or class of directors or the board is so removed, new directors may be elected at the same meeting or in the same consent.

(c)                                  Removal by the Board.  The board of directors may declare vacant the office of a director:

(1)                                  Who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year;

(2)                                  If, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors; or

(3)                                  Who has been determined to be unsuitable to serve as a director by (A) any federal, state or local regulatory body having jurisdiction over the corporation and its activities, or (B) the compliance committee.

Section 4.06.                         Place of Meetings.  Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07.                         Organization of Meetings.  At every meeting of the board of directors, the chairman of the board of directors, or, in the case of a vacancy in the office or absence of the chairman of the board of directors, one of the following officers present in the order stated:  the president or a person chosen by a majority of the directors present shall act as chairman of the meeting.  The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08.                         Regular Meetings.  Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

Section 4.09.                         Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman of the board of directors or by four or more of the directors.

Section 4.10.                         Quorum of and Action by Directors.

(a)                                  General Rule.  A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)                                 Action by Unanimous Consent.  Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.  A photographic, facsimile or similar reproduction of a consent executed by a director shall be treated as properly executed for purposes of this Section 4.10(b).

(c)                                  Notation of Dissent.  A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting.  The right of dissent shall not apply to a director who voted in favor of the action.  Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.11.                         Committees of the Board.

(a)                                  Establishment and Powers.  The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation possessing such characteristics and experience as may be required under any applicable federal, state or local law or regulation, or any applicable rule or regulation of a securities exchange on which the securities of the corporation are listed, setting forth requirements as to the composition of committees established by the corporation.  Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors and may adopt such charter or governing provisions as are consistent with the resolution forming such committee, except that a committee shall not have any power or authority as to the following:

(1)                                  The submission to shareholders of any action requiring approval of shareholders under the Business Corporation law.

(2)                                  The creation or filling of vacancies in the board of directors.

(3)                                  The adoption, amendment or repeal of these Bylaws.

(4)                                  The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

(5)                                  Action on matters committed by a resolution of the board of directors to another committee of the board.

(b)                                 Alternate Committee Members.  The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)                                  Term.  Each committee of the board shall serve at the pleasure of the board.

(d)                                 Committee Procedures.  The term “board of directors” or “board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any committee of the board.

Section 4.12.                         Compensation.  The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

ARTICLE V

Officers

Section 5.01.                         Officers Generally.

(a)                                  Number, Qualifications and Agents.  The officers of the corporation shall be a chairman of the board of directors, a president, vice president(s), a secretary and a treasurer, and such other officers and assistant officers as may be elected in accordance with the provisions of Section 5.03.  Officers may but need not be directors or shareholders of the corporation.  The officers of the corporation shall be natural persons of full age.  The treasurer may be a corporation, but if a natural person shall be of full age.  Any number of offices may be held by the same person.

(b)                                 Bonding.  The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

Section 5.02.                         Election, Term of Office and Resignations.

(a)                                  Election and Term of Office.  The chairman of the board of directors, the chief executive officer, chief financial officer, chief operating officer, president, executive vice president, operations, vice president, finance, secretary, treasurer and general counsel (collectively, the “Executive Officers”) of the corporation shall be elected annually by the board of directors and shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  All other officers shall be appointed by the chairman of the board of directors or by delegated authority pursuant to Section 5.03 and shall serve at will.

(b)                                 Resignations.  Any officer may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

Section 5.03.                         Subordinate Officers.  The chairman of the board of directors may from time to time appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the chairman of the board of directors may from time to time determine, subject to removal by the chairman of the board of directors.  The chairman of the board of directors may delegate to any officer or committee the power to appoint and to remove subordinate officers and to retain or appoint other agents or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees or other agents. Removal of an officer appointed pursuant to this Section 5.03 shall be without prejudice to the contract rights, if any, of any person so removed.  Election or appointment of an officer or agent pursuant to this Section 5.03 shall not of itself create contract rights.

Section 5.04.                         Removal of Officers and Agents.  Any officer or agent of the corporation appointed by the board of directors may be removed by the board of directors with or without cause.  The removal shall be without prejudice to the contract rights, if any, of any person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05.                         Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06.                         Authority.  All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by the person(s) appointing such officers or, in the absence of such provision, as may be determined by or pursuant to these Bylaws.

Section 5.07.                         The Chairman of the Board of Directors.  The chairman of the board of directors shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors.  The chairman of the board of directors shall be a member, ex officio, of all standing committees.  The chairman of the board of directors shall perform all duties incident to the office of chairman of the board of directors, and such other duties as from time to time may be assigned by the board of directors.

Section 5.08.                         The President.  The president shall be the chief operating officer of the corporation.  During the absence or disability of the chairman of the board of directors, the president shall exercise all the powers and discharge all the duties of the chairman of the board of directors.  The president shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors or the chairman of the board of directors.

Section 5.09.                         The Vice Presidents.  The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors, the chairman of the board of directors or the president.

Section 5.10.                         The Secretary.  The secretary shall attend all meetings of the shareholders, of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors, the chairman of the board of directors or the president.

Section 5.11.                         Assistant Secretaries.  In the absence or disability of the secretary, any assistant secretary may perform all the duties of the secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the secretary.  The assistant secretaries shall perform such other duties as from time to time may be assigned to them, respectively, by the board of directors, the chairman of the board of directors, the president or the secretary.

Section 5.12.                         The Treasurer.  The treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors, the chairman of the board of directors or the president.

Section 5.13.                         Assistant Treasurers.  In the absence or disability of the treasurer, any assistant treasurer may perform all the duties of the treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.  The assistant treasurers shall perform such other duties as from time to time may be assigned to them, respectively, by the board of directors, the chairman of the board of directors, the president or the treasurer.

Section 5.14.                         Salaries.  The salary and other remuneration of the Executive Officers of the corporation shall be fixed from time to time by the board of directors.  The salaries and other remuneration of all other officers and employees shall be fixed from time to time by the chairman of the board of directors or by delegated authority pursuant to Section 5.03.  No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

Section 5.15.                         Liability of Officers.  An officer of the corporation shall not be personally liable, as such, to the corporation, for monetary damages, including, as such, to the corporation, for monetary damages, including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements), for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the Articles, these Bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The provisions of this section shall not apply to the responsibility or liability of an officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.16.                         Conduct of Officers.  Officers of the corporation shall be subject to the standards of conduct set forth in a Code of Ethics adopted by the corporation and to such additional standards of conduct applicable to such officers as shall be provided by law at the time and shall comply fully with all applicable suitability requirements set forth in the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the corporation is then subject.  In the absence of a Code of Ethics adopted by the corporation, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation and to such additional standards of conduct applicable to such officers as shall be provided by law at the time.  If it is determined by an applicable governmental authority that an officer does not satisfy the suitability requirements of the governmental authority at issue, such officer may be removed by the board of directors and shall immediately submit such officer’s resignation for consideration by the board of directors.

ARTICLE VI

Certificates of Stock, Transfer, Etc.

Section 6.01.                         Share Certificates.

(a)                                  Form of Certificates.  Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.  Certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

(b)                                 Share Register.  The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

(c)                                  Uncertificated Shares.  Any or all classes and series of shares, or any part thereof, shall be uncertificated shares except that such a provision shall not apply to shares represented by a certificate until the certificate is surrendered to the corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates by Section 6.01(a).  Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section 6.02.                         Issuance.  The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued.  They shall be executed in such manner as the board of directors shall determine.

Section 6.03.                         Transfer.  Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefore, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.  No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.

Section 6.04.                         Record Holders of Shares.  The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05.                         Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the corporation shall immediately notify the corporation when the shareholder has notice of any loss, destruction or mutilation of the certificate therefor.  If the corporation receives such notice prior to notice that the certificate at issue has been acquired by a protected purchaser, the corporation shall cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in either such instance, upon the deposit of an indemnity bond in such form and in such sum, and with such surety or sureties, as the corporation may direct.

ARTICLE VII

Indemnification of Directors, Officers and
Other Authorized Representatives

Section 7.01.                         Scope of Indemnification.

(a)                                  General Rule.  The corporation shall indemnify an Indemnified Representative against any Liability incurred in connection with any Proceeding in which the Indemnified Representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an Indemnified Capacity, including, without limitation, Liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1)                                  where such indemnification is expressly prohibited by applicable law;

(2)                                  where the conduct of the Indemnified Representative has been finally determined pursuant to Section 7.06 or otherwise:

(i)                                     to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. §§ 518(b) and 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii)                                  to be based upon or attributable to the receipt by the Indemnified Representative from the corporation of a personal benefit to which the Indemnified Representative is not legally entitled; or

(3)                                  to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 7.06 to be otherwise unlawful.

(b)                                 Partial Payment.  If an Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liabilities to which such person may be subject, the corporation shall indemnify such Indemnified Representative to the maximum extent for such portion of the Liabilities.

(c)                                  Presumption.  The termination of a Proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Indemnified Representative is not entitled to indemnification.

(d)                                 Definitions.  For purposes of this Article VII:

(1)                                  “Certifying Employee” means an employee of the corporation requested, as part of the corporation’s disclosure controls and procedures and in connection with the performance of the employee’s responsibilities in service to the corporation, to provide to the corporation a certification or certifications to be used by the corporation in connection with the preparation of its periodic reports under the Exchange Act;

(2)                                  “Indemnified Capacity” means any and all past, present and future service by an Indemnified Representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(3)                                  “Indemnified Representative” means any and all directors and officers of the corporation, Certifying Employees and any other person designated as an Indemnified Representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(4)                                  “Liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and

(5)                                  “Proceeding” means any threatened, pending or completed investigation, action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

Section 7.02.                         Proceedings Initiated by Indemnified Representatives.  Notwithstanding any other provision of this Article VII, the corporation shall not indemnify under this Article VII an Indemnified Representative for any Liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.  This section does not apply to reimbursement of expenses incurring in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an Indemnified Representative granted by or pursuant to this Article VII.

Section 7.03.                         Advancing Expenses.  Except where such advance is expressly prohibited by applicable law, the corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an Indemnified Representative in advance of the final disposition of a Proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the Indemnified Representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article VII.  The financial ability of an Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 7.04.                         Securing of Indemnification Obligations.  To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate.  Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7.05.                         Payment of Indemnification.  An Indemnified Representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the secretary of the corporation.

Section 7.06.                         Indemnification Procedure.

(a)                                  Notification of claim.  An Indemnified Representative shall use such Indemnified Representative’s best efforts to notify promptly the secretary of the corporation of the commencement of any Proceeding or other occurrence of any event which might give rise to a Liability under this Article VII, but, unless the corporation has been prejudiced thereby, the failure so to notify the corporation shall not relieve the corporation of any liability which it may have to the Indemnified Representative under this Article VII or otherwise.

(b)                                 Assumption of defense.  The corporation shall be entitled, upon notice to any such Indemnified Representative, to assume the defense of any Proceeding with counsel reasonably satisfactory to the Indemnified Representative, or a majority of the Indemnified Representatives involved in such Proceeding if there be more than one.  If the corporation notifies the Indemnified Representative of its election to defend the Proceeding, the corporation shall have no liability for the expenses (including attorneys’ fees and disbursements) of the Indemnified Representative incurred in connection with the defense of such Proceeding subsequent to such notice, unless:

(1)                                  such expenses (including attorneys’ fees and disbursements) have been authorized by the corporation,

(2)                                  the corporation shall not in fact have employed counsel reasonably satisfactory to such Indemnified Representative or Indemnified Representatives to assume the defense of such Proceeding, or

(3)                                  it shall have been determined pursuant to Section 7.06(d) that the Indemnified Representative was entitled to indemnification for such expenses under this Article VII or otherwise.

Notwithstanding the foregoing, the Indemnified Representative may elect to retain counsel at the Indemnified Representative’s own cost and expense to participate in the defense of such proceeding.

(c)                                  Settlement by corporation.  The corporation shall not be required to obtain the consent of the Indemnified Representative to the settlement of any Proceeding which the corporation has undertaken to defend if the corporation assumes full and sole responsibility for such settlement and the settlement grants the Indemnified Representative an unqualified release in respect of all Liabilities at issue in the proceeding.  Whether or not the corporation has elected to assume the defense of any Proceeding, no

Indemnified Representative shall have any right to enter into any full or partial settlement of a Proceeding without the prior written consent of the corporation (which consent shall not be unreasonably withheld), nor shall the corporation be liable for any amount paid by an Indemnified Representative pursuant to any settlement to which the corporation has not so consented.

(d)                                 Arbitration.  Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article VII, except with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, that the corporation has undertaken to submit to a court of adjudication, shall be decided only by arbitration in the county in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association (the “AAA Rules”), before a panel of three arbitrators (the “Panel”), one of whom shall be selected by the corporation, the second of whom shall be selected by the Indemnified Representative and the third of whom shall be selected by the other two arbitrators.  In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the corporation and the Indemnified Representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the Indemnified Representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such county.  The arbitration shall be conducted pursuant to the Federal Arbitration Act and such procedures as the parties subject to such arbitration (each, a “Party”) may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules.  Notwithstanding the foregoing: (1) each Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Party intends to present in such hearing; (2) each Party shall be allowed to conduct reasonable discovery through written document requests and depositions, the nature and extent of which discovery shall be determined by the Parties; provided, however, that if the Parties cannot agree on the terms of such discovery, the nature and extent thereof shall be determined by the Panel which shall take into account the needs of the Parties and the purposes of arbitration to make discovery expeditious and cost effective; (3) each Party shall be entitled to make an oral presentation to the Panel; and (4) the Panel shall select as a resolution the position of either Party for each item of disagreement and may not impose an alternative resolution.  The award shall be in writing and shall specify the factual and legal basis for the award.

(e)                                  Burden of Proof.  The party or parties challenging the right of an Indemnified Representative to the benefits of this Article VII shall have the burden of proof.

(f)                                    Expenses.  The corporation may advance and shall reimburse an Indemnified Representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

(g)                                 Effect.  Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the Indemnified Representative under Section 7.01(a)(2) in a Proceeding not directly involving indemnification under this Article VII.  This arbitration provision shall be specifically enforceable.

Section 7.07.                         Contribution.  If the indemnification provided for in this Article VII or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the Indemnified Representative may be subject in  such proportion as is appropriate to reflect the intent of this Article VII or otherwise.

Section 7.08.                         Mandatory Indemnification of Directors, Officers and Indemnified Representatives.  To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or Proceeding referred to in Section 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonable incurred by such person in connection therewith.

Section 7.09.                         Contract Rights; Amendment or Repeal.  All rights under this Article VII shall be deemed a contract between the corporation and the Indemnified Representative pursuant to which the corporation and each Indemnified Representative intend to be legally bound.  Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7.10.                         Scope of Article.  The rights granted by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity.  The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be an Indemnified Representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7.11.                         Reliance on Provisions.  Each person who shall act as an Indemnified Representative of the corporation shall be deemed to be doing so in reliance upon the rights provided by this Article VII.

Section 7.12.                         Interpretation.  The provisions of this Article VII are intended to constitute bylaws authorized by 15 Pa.C.S. §§ 518 and 1746.

ARTICLE VIII

Miscellaneous

Section 8.01.                         Corporate Seal.  The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document unless otherwise required by law.

Section 8.02.                         Checks.  All checks, notes, bills of exchange or other similar orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

Section 8.03.                         Contracts; Borrowing.  Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer, agent or employee to enter into any contract or to execute or deliver any instrument on behalf of the corporation.  Such authority may be general or confined to specific instances, and no officer or officers, agent or agents, employee or employees of the corporation shall have any power or authority to bind the corporation by any contract or engagement to borrow money, to pledge its credit or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority so delegated.

Section 8.04.                         Interested Directors or Officers; Quorum.

(a)                                  General Rule.  A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)                                  the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2)                                  the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3)                                  the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directions or the shareholders.

(b)                                 Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in Section 8.04(a).

Section 8.05.                         Deposits.  All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 8.06.                         Corporate Records.

(a)                                  Required Records.  The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each.  The share register shall be kept at either the registered office of the corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent.  Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)                                 Right of Inspection.  Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.  In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the corporation (i) at its registered office in the Commonwealth of Pennsylvania, (ii) at its principal place of business wherever situated, or (iii) in care of the person in charge of an actual business office of the corporation.

Section 8.07.                         Voting.  Unless otherwise ordered by the board of directors, the corporation may cast (by consent or at a meeting) the votes which the corporation may be entitled to cast as a shareholder, member, partner or otherwise in any other corporation, limited liability company, partnership or other entity any of whose shares or other securities are held by or for the corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors or a provision of the other corporation’s articles or bylaws, is appointed its general or special proxy in which case that person shall be entitled to vote the shares or other securities.

Section 8.08.                         Fiscal Year.  The fiscal year of the corporation shall begin on the first day of January in each year.

Section 8.09.                         Amendment of Bylaws.

(a)                                  General Rule.  Except as otherwise provided in the express terms of any series of the shares of the corporation, the authority to adopt, amend and repeal these Bylaws of the corporation is hereby vested in the board of directors of the corporation.  These Bylaws may be amended or repealed, or new bylaws may be adopted, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors, including in circumstances otherwise reserved by statute exclusively to the shareholders (except as otherwise provided in Section 1504(b) of the Business Corporation Law), subject to the power of the shareholders to change such action.  Any bylaw adopted by the board of directors under this paragraph shall be consistent with the Articles.

(b)                                 Effective Date.  Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.